                                                                     EXHIBIT 20

                          MONTHLY REPORT TO NOTEHOLDERS

         FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1, 2003-1 & 2003-2

                     MONTHLY PERIOD ENDING: JANUARY 31, 2005

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture"), by and between the Issuer and the Indenture Trustee, and acknowledged by the Transferor and Servicer, and as supplemented by the Series 2002-1 Indenture Supplement (dated as of October 24, 2002 and as amended on November 17, 2003), the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17, 2003) and the Series 2003-2 Indenture Supplement (dated as of November 17, 2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b)      FNBO is the Servicer under the Transferor and Servicing Agreement.

(c)      The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the February 15, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                      None

(f) To the knowledge of the undersigned, no Series 2002-1, 2003-1 or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                      None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

                                                                              2002-1              2003-1              2003-2
A.   INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

      1.   Principal Receivables

           (a) Beginning of Monthly Period Principal Receivables        $2,471,794,944.30   $2,471,794,944.30   $2,471,794,944.30

           (b) End of Monthly Period Principal Receivables              $2,408,904,075.92   $2,408,904,075.92   $2,408,904,075.92

           (c) Average Principal Receivables                            $2,439,228,760.32   $2,439,228,760.32   $2,439,228,760.32

      2.   End of Monthly Period Trust Receivables                      $2,450,707,702.54   $2,450,707,702.54   $2,450,707,702.54

      3.   Delinquent Balances

               Delinquency                                                 Aggregate Account             Percentage of
                 Category                                                        Balance               Total Receivables
-------------------------------------------------------------------------------------------------------------------------------
           (a)  30 to 59 days                                              $ 36,486,467.07                   1.49%
           (b)  60 to 89 days                                              $ 28,445,807.27                   1.16%
           (c)  90 to 119 days                                             $ 22,649,578.65                   0.92%
           (d)  120 to 149 days                                            $ 20,107,512.71                   0.82%
           (e)  150 or more days                                           $ 17,775,358.60                   0.73%
                   Total:                                                  $125,464,724.30                   5.12%

      4.   Aggregate amount of Collections
           (a)  Total Collections                                       $  330,756,254.48   $  330,756,254.48   $  330,756,254.48
           (b)  Total Collections of Principal Receivables              $  301,222,088.54   $  301,222,088.54   $  301,222,088.54
           (c)  Total Collections of Finance Charge Receivables         $   29,534,165.94   $   29,534,165.94   $   29,534,165.94
           (d)  Aggregate Allocation Percentages for
                Outstanding Series                                                  81.56%              81.56%              81.56%
           (e)  Aggregate Allocation Percentage of
                Collections of Principal Receivables                                81.56%              81.56%              81.56%

           (f)  Aggregate Allocation Percentage of
                Collections of Finance Charge Receivables                           81.56%              81.56%              81.56%


      5.   Aggregate amount of Principal Receivables in Accounts
      which became Defaulted Accounts during the Monthly
      Period                                                            $   15,714,102.45   $   15,714,102.45   $   15,714,102.45

      6. Calculation of Interchange allocable to the Issuer for the Monthly Period

           (a)  Sales net of cash advances during the Monthly
           Period on all FNBO MasterCard and VISA accounts              $  397,782,309.82   $  397,782,309.82   $  397,782,309.82

           (b)  Sales net of cash advances during the Monthly
           Period on Accounts designated to the Receivables Trust       $  217,386,908.88   $  217,386,908.88   $  217,386,908.88

           (c)  Total amount of Interchange paid or payable to
           FNBO with respect to the Monthly Period                      $    7,266,061.95   $    7,266,061.95   $    7,266,061.95

           (d)  Amount of Interchange allocable to the Receivables
           Trustee with respect to the Monthly Period ([c]
           multiplied by [b/a])                                         $    3,970,882.33   $    3,970,882.33   $    3,970,882.33

           (e)  Servicer Interchange amount (1.5% of Collateral
           Amount at end of prior Monthly Period)                       $      509,589.04   $      636,986.30   $      636,986.30

           (f)  Adjustment of Noteholder Servicing Fee (excess
           of (e) over (d))                                             $            0.00   $            0.00   $            0.00

      7.   The aggregate amount of Collections of Finance
      Charge Receivables for the Receivables Trust for
      the Monthly Period
           (a)  Interchange                                             $    3,970,882.33   $    3,970,882.33   $    3,970,882.33
           (b)  Recoveries                                              $    1,375,651.71   $    1,375,651.71   $    1,375,651.71
           (c)  Finance Charges and Fees                                $   29,534,165.94   $   29,534,165.94   $   29,534,165.94
           (d)  Discount Receivables                                    $            0.00   $            0.00   $            0.00
                                                                        ---------------------------------------------------------
                      Total                                             $   34,880,699.98   $   34,880,699.98   $   34,880,699.98

      8.   Aggregate Uncovered Dilution Amount for the
      Monthly Period                                                    $            0.00   $            0.00   $            0.00

B.  INFORMATION REGARDING SERIES 2002-1, 2003-1 & 2003-2

      1.   Collateral Amount at the close of business
      on the prior Distribution Date                                    $  400,000,000.00   $  500,000,000.00   $  500,000,000.00
           (a)  Reductions due to Investor Charge-Offs
           (including Uncovered Dilution Amounts) to be
           made on the related Distribution Date                        $            0.00   $            0.00   $            0.00
           (b)  Reimbursements to be made on the related
           Distribution Date from Available Finance
           Charge Collections                                           $            0.00   $            0.00   $            0.00
           (c)  Collateral Amount at the close of business
           on the Distribution Date                                     $  400,000,000.00   $  500,000,000.00   $  500,000,000.00

      2.   Note Principal Balance at the close of business
      on the Distribution Date during the Monthly Period
           (a)  Class A Note Principal Balance                          $  332,000,000.00   $  415,000,000.00   $  411,250,000.00
           (b)  Class B Note Principal Balance                          $   31,000,000.00   $   38,750,000.00   $   40,000,000.00
           (c)  Class C Note Principal Balance                          $   37,000,000.00   $   46,250,000.00   $   48,750,000.00
                                                                        ---------------------------------------------------------
                  Total Note Principal Balance                          $  400,000,000.00   $  500,000,000.00   $  500,000,000.00

      3.   Allocation Percentages for the Monthly Period
           (a)  Principal Collections                                               16.18%              20.23%              20.23%
           (b)  Finance Charge Collections                                          16.18%              20.23%              20.23%
           (c)  Default Amounts                                                     16.18%              20.23%              20.23%

      4.   Investor Principal Collections processed
      during the Monthly Period and allocated to the Series             $   48,737,733.93   $   60,937,228.51   $   60,937,228.51

      5.   Excess Principal Collections available from
      other Group I Series allocated to the Series                      $            0.00   $            0.00   $            0.00

      6.   Aggregate amounts treated as Available
      Principal Collections pursuant to subsections
      4.04(a)(v) and (vi) of the related Indenture
      Supplement                                                        $    2,542,541.78   $    3,178,962.93   $    3,178,962.93

      7.   Reallocated Principal Collections (up
      to the Monthly Principal Reallocation
      Amount) applied pursuant to Section 4.06
      of the related Indenture Supplement                               $            0.00   $            0.00   $            0.00

      8.   AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                    $   51,280,275.70   $   64,116,191.44   $   64,116,191.44

      9.   Principal Accumulation Investment Proceeds                   $            0.00   $            0.00   $            0.00

      10.  Investor Finance Charge Collections
      (including Interchange and Recoveries)
      processed during the Monthly Period                               $    5,643,697.26   $    7,056,365.61   $    7,056,365.61

      11.  Excess Finance Charge Collections
      from Group I allocated to the Series                              $            0.00   $            0.00   $            0.00

      12.  Reserve Account withdrawals pursuant
      to Section 4.10(b) or (d) of the related
      Indenture Supplement                                              $            0.00   $            0.00   $            0.00

      13.  Excess amounts from Spread Account to
      be treated as Available Finance Charge
      Collections pursuant to Section 4.12(g) of
      the related Indenture Supplement                                  $            0.00   $            0.00   $            0.00

      14.  AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)         $    5,643,697.26   $    7,056,365.61   $    7,056,365.61

      15.  Distributions of principal and interest to
      Noteholders on the Distribution Date:
           (a)  Class A Noteholders                                     $      668,795.56   $      832,766.66   $      828,440.27
           (b)  Class B Noteholders                                     $       69,440.00   $       89,125.00   $      102,666.67
           (c)  Class C Noteholders                                     $      103,600.00   $      146,766.67   $      150,312.50

      16.  Distributions of principal to Noteholders on
      the Distribution Date:
           (a)  Class A Noteholders                                     $            0.00   $            0.00   $            0.00
           (b)  Class B Noteholders                                     $            0.00   $            0.00   $            0.00
           (c)  Class C Noteholders                                     $            0.00   $            0.00   $            0.00

      17.  Distributions of interest to Noteholders on the
      Distribution Date:
           (a)  Class A Noteholders                                     $      668,795.56   $      832,766.66   $      828,440.27
           (b)  Class B Noteholders                                     $       69,440.00   $       89,125.00   $      102,666.67
           (c)  Class C Noteholders                                     $      103,600.00   $      146,766.67   $      150,312.50

      18.  The aggregate amount of all Principal Receivables
      in Accounts which became Defaulted Accounts during the
      Monthly Period which were allocated to the Series 2002-1,
      2003-1 and 2003-2
           (a)  Default Amount                                          $   15,714,102.45   $   15,714,102.45   $   15,714,102.45
           (b)  Allocation Percentage (B.3.(c) above)                               16.18%              20.23%              20.23%
                                                                        ---------------------------------------------------------
                    Total Investor Default Amount (a multiplied by b)   $    2,542,541.78   $    3,178,962.93   $    3,178,962.93

      19.  The aggregate amount of Uncovered Dilution Amount
      allocated to the Series for the Monthly Period
           (a) Dilutions not covered by Transferor                      $            0.00   $            0.00   $            0.00
           (b) Series Allocation Percentage (as defined in
           the related Indenture Supplement)                                        16.18%              20.23%              20.23%
           (c) Total Uncovered Dilution Amount                          $            0.00   $            0.00   $            0.00

      20.  The aggregate amount of Investor Charge-Offs
      (including any Uncovered Dilution Amount not covered
      by the Transferor) for the Monthly Period                         $            0.00   $            0.00   $            0.00

      21.  Noteholder Servicing Fee for the Monthly Period
      payable to the Servicer (after adjustment for Servicer
      Interchange shortfall, if any)                                    $      679,452.05   $      849,315.07   $      849,315.07

      22.  Ratings of the Class A Notes
              Moody's                                                   Aaa                 Aaa                 Aaa
                                                                        ---------------------------------------------------------
              S&P                                                       AAA                 AAA                 AAA
                                                                        ---------------------------------------------------------
              Fitch                                                     AAA                 AAA                 AAA
                                                                        ---------------------------------------------------------

      23.  Ratings of the Class B Notes
              Moody's                                                   A2                  A2                  A2
                                                                        ---------------------------------------------------------
              S&P                                                       A                   A                   A
                                                                        ---------------------------------------------------------
              Fitch                                                     A+                  A+                  A+
                                                                        ---------------------------------------------------------

      24.  Ratings of the Class C Notes
             Moody's                                                    Baa2                Baa2                Baa2
                                                                        ---------------------------------------------------------
             S&P                                                        BBB                 BBB                 BBB
                                                                        ---------------------------------------------------------
             Fitch                                                      BBB                 BBB                 BBB
                                                                        ---------------------------------------------------------

      25.  Note Interest Rate for the Monthly Period
           (a)  Class A Note Interest Rate                                        2.59000%            2.58000%            2.59000%
           (b)  Class B Note Interest Rate                                        2.88000%            2.76000%            3.08000%
           (c)  Class C Note Interest Rate                                        3.60000%            4.08000%            3.70000%

C.   QUARTERLY NET YIELD

      1.   Base Rate for the Monthly Period                                          4.48%               4.52%               4.55%
      2.   Portfolio Yield for the Monthly Period                                    9.13%               9.13%               9.13%
      3.   Net Yield for the Monthly Period
      (Portfolio Yield MINUS Base Rate)                                              4.65%               4.61%               4.58%
      4.   Quarterly Net Yield for the related
     Distribution Date                                                               5.09%               5.06%               5.05%

D.   INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

      1.   Opening Principal Accumulation Account
      Balance on the Distribution Date for the
      Monthly Period                                                    $            0.00   $            0.00   $            0.00

      2.   Controlled Deposit Amount to be deposited
      to the Principal Accumulation Account on the
      Distribution Date for the Monthly Period                          $            0.00   $            0.00   $            0.00
           (a)  Controlled Accumulation Amount                          $            0.00   $            0.00   $            0.00
           (b)  Accumulation Shortfall                                  $            0.00   $            0.00   $            0.00
           (c)  Controlled Deposit Amount (a+b)                         $            0.00   $            0.00   $            0.00

      3.   Amounts withdrawn from the Principal Accumulation
      Account for distribution to Noteholders on the related
      Distribution Date
           (a)  Distribution in reduction of the Class A Notes          $            0.00   $            0.00   $            0.00
           (b)  Distribution in reduction of the Class B Notes          $            0.00   $            0.00   $            0.00
           (c)  Distribution in reduction of the Class C Notes          $            0.00   $            0.00   $            0.00

      4.   Principal Accumulation Account ending balance
      after deposit or withdrawal on the Distribution Date
      for the Monthly Period                                            $            0.00   $            0.00   $            0.00
                                                                        ---------------------------------------------------------

E.   INFORMATION REGARDING THE SPREAD ACCOUNT

      1.   Opening Available Spread Account Amount on the
      Distribution Date for the Monthly Period                          $    3,000,000.00   $    5,000,000.00   $    5,000,000.00

      2.   Aggregate amount required to be withdrawn pursuant
      to Section 4.12(c) of the related Indenture Supplement
      for distribution to Class C Noteholders pursuant to
      Section 4.04(a)(iv) of the related Indenture Supplement           $            0.00   $            0.00   $            0.00

      3.   Aggregate amount required to be withdrawn pursuant
      to Section 4.12(d) of the related Indenture Supplement
      for distribution in reduction of the Class C Note
      Principal Balance                                                 $            0.00   $            0.00   $            0.00

      4.   Spread Account Percentage for the Distribution
      Date for the Monthly Period                                                    1.00%               1.00%               1.00%

      5.   Closing Required Spread Account Amount for
      the Distribution Date for the Monthly Period                      $    4,000,000.00   $    5,000,000.00   $    5,000,000.00

      6.   Amount on deposit in Spread Account after
      required withdrawals on the Distribution Date
      for the Monthly Period (1-(2+3))                                  $    3,000,000.00   $    5,000,000.00   $    5,000,000.00

      7.   Spread Account Deficiency/(Excess), if
      any (5 MINUS 6)                                                   $    1,000,000.00   $            0.00               $0.00

      8.   Amounts deposited pursuant to Section 4.04(a)(vii)
      or 4.10(e) of the related Indenture Supplement                    $    1,000,000.00   $            0.00               $0.00

      9.   Remaining Spread Account Deficiency/
      (Excess), if any (7 minus 8)                                      $            0.00   $            0.00   $            0.00

F.   INFORMATION REGARDING THE RESERVE ACCOUNT

      1.   Reserve Account Funding Date                                      July 1, 2005   December 31, 2004     August 01, 2005

      2.   Opening Available Reserve Account Amount
      on the Distribution Date for the Monthly Period                   $            0.00   $            0.00   $            0.00

      3.   Aggregate amount required to be withdrawn
      pursuant to Section 4.10(d) of the related
      Indenture Supplement for inclusion in Available
      Finance Charge Collections:
           (a)  Covered Amount                                          $            0.00   $            0.00   $            0.00
           (b)  Principal Accumulation Investment Proceeds              $            0.00   $            0.00   $            0.00
           (c)  Reserve Draw Amount (a MINUS b)                         $            0.00   $            0.00   $            0.00

      4.   Required Reserve Account Amount                              $            0.00   $            0.00   $            0.00

      5.   Reserve Account Surplus (4-(2-3))                            $            0.00   $            0.00   $            0.00

G.   INFORMATION REGARDING ACCUMULATION PERIOD

      1.   Accumulation Period Length (months)                                          2
                                                                        -----------------------------------------------------------

         IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 10th day of February, 2005.

                                       FIRST NATIONAL BANK OF OMAHA, Servicer



                                       By
                                         --------------------------------------
                                       Name:  Matthew W. Lawver
                                       Title: Sr. Vice President